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                                                  Exhibit 23

          Letterhead of Kenny S&P Evaluation Services
             (a division of J.J. Kenny Co., Inc.)


                       January 25, 1996

Prudential Securities Incorporated
1 New York Plaza
New York, NY  10292

               Re:  Government Securities Equity Trust
                    Post-Effective Amendment No. 2
                    Government Securities Equity Trust Series 6

Gentlemen:

          We have examined the post-effective Amendment to the Registration Statement File No. 33-65966 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the references to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

          In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration
Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database as of the date of the evaluation report.

          You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                         Sincerely,



                         Frank A. Ciccotto
                         Frank A. Ciccotto
                         Vice President